Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

ReShape Lifesciences Inc.

San Clemente, California

We hereby consent to the use in the joint proxy statement/prospectus constituting a part of this Registration Statement of our report dated March 10, 2021, relating to the consolidated financial statements of ReShape Lifesciences Inc., which is contained in that joint proxy statement/prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Costa Mesa, California

April 9, 2021